                              AMENDED AND RESTATED
                               LICENSE AGREEMENT

         THIS AMENDED AND RESTATED LICENSE AGREEMENT (the "Agreement") is dated as of March 6, 2001 (the "Effective Date") and is by and between Robert H. Cawly, whose principal place of business is 35 Flagg Road, Southborough, MA 01772 (hereinafter the "Licensor") and Executive Venture Partners, Ltd., a Massachusetts corporation, whose principal place of business is c/o Robert H. Cawly, 35 Flagg Road, Southborough, MA 01772 (hereinafter, together with its permitted successors and assigns, the "Licensee").

                                  WITNESSETH:

         WHEREAS, the Licensor is a founder of Licensee, will be a shareholder, director and officer of Licensee, and Licensee expects to employ Licensor in the conduct of its business operations;

         WHEREAS, the Licensor is the creator and owner of certain Intellectual Property Rights described on Schedule I, Business Value Profile, annexed hereto (collectively, the "Intellectual Properties") with an agreed value of $1,200,000; and

         WHEREAS, the Licensor wishes to grant and Licensee wishes to accept a license for the rights to use, capitalize upon and improve the Intellectual Properties to further the business interests of the Licensee as also described in Schedule I.

         NOW, THEREFORE, the parties, in consideration of the promises, undertakings and commitments of each party to the other set forth herein, hereby mutually agree as follows:

         1.  GRANT OF LICENSE.  Licensor hereby grants to Licensee and
Licensee hereby accepts, subject to the terms and conditions of this Agreement, the exclusive royalty-free, fully paid up, worldwide right and license in perpetuity to (a) use the Intellectual Properties and any logo derived therefrom in connection with the operation of Licensee's consulting business established by Licensee upon its organization at the Effective Date (the "Business") which includes, but is not limited to, the marketing and delivery of the Licensee's products and services. Licensee hereby accepts such license and agrees to perform all of its obligations in connection therewith as set forth herein. The license is not revocable by the Licensor except upon default and termination in accordance with Section 6 hereof. The license is not transferable by the Licensee and the Licensee shall not transfer the license except to the Licensor or to a Person that succeeds to substantially all of the business and assets of the Licensee. For the purposes hereof, (a) the term "Licensee" shall mean and include a permitted transferee, (b) the term "Person" shall mean an individual, a corporation, a limited liability company, a partnership, a joint stock association, a business trust or a government or any agency or subdivision thereof and shall include the singular and the plural and
(c) the term "Transfer" means any sale, assignment, gift, pledge or other encumbrance, exchange or other disposition, whether voluntary, involuntary or by operation of law (including, without limitation, upon death, dissolution of title-holding entity, dissolution of marriage, bankruptcy, legal incapacity or otherwise).

         2. OBLIGATIONS OF LICENSOR. Licensor's only obligations under this Agreement are: (i) to provide Licensee with such general orientation to the Intellectual Properties as may be required by Licensee, and (ii) to serve Licensee for a period not to exceed sixty (60) months following the Effective Date as an employee at a rate of compensation and with a benefit schedule no less than the rate and schedule offered by the Licensee to any other employee or independent contractor of Licensee engaged on its behalf in the delivery to the Licensee's customers of comparable services, in the course of which the Intellectual Properties are employed or utilized, directly or indirectly.

         3. OBLIGATIONS OF LICENSEE. In the event the employment of Licensor by Licensee terminates for any reason, including without limitation the Licensor's death, Licensee shall (a) license to Licensor full rights in and to the then current Intellectual Properties, which license shall be a world-wide, non-exclusive, royalty free license in perpetuity for such Intellectual Properties, shall grant to Licensor rights to modify, extend, revise, sublicense or market such Intellectual Properties and otherwise be on terms and conditions reasonably satisfactory to Licensor and Licensee, and (b) if such termination occurs prior to May 1, 2006, pay to Licensor or his estate a monthly sum in advance on the first day of each calendar month during the period that commences on the date of such termination and ends at the close of business on May 1, 2006 of Six Thousand Two Hundred Fifty Dollars ($6,250.00) without deduction or offset of any kind or amount.

         4. INTELLECTUAL PROPERTIES. The Licensor represents and warrants to the Licensee with respect to the Intellectual Properties that: (i) the Licensor has, to the best of Licensor's knowledge, all right, title and interest in and to the Intellectual Properties; and (ii) the Licensor has taken and will continue to take all steps reasonably necessary (for a Person of Licensor's age and experience) to preserve, defend and protect the ownership, priority of use, and validity of such Intellectual Properties.

                  A. CONDITIONS TO USE. With respect to Licensee's use of the Intellectual Properties pursuant to the license granted under this Agreement, the Licensee agrees that:

                           (i) The Licensee shall use the Intellectual Properties (a) only in connection with the right and license granted hereby; and (b) only in the operation of Licensee's Business;
                           (ii) During the term of this Agreement, the Licensee shall identify itself as a "licensee" and not the owner of the Intellectual Properties, and shall make any necessary filings under state law to reflect such status; and
                           (iii) The Licensee's rights to use the Intellectual Properties is limited to such uses as are authorized under this Agreement or in an amendment thereto executed by the Licensor, and any unauthorized use thereof may constitute an infringement of the Licensor's rights and grounds for termination of this Agreement in accordance with Section 6 hereof.

                  B. SENIOR USERS. Licensor represents and warrants that he has no knowledge that any senior users may claim rights to the Intellectual Properties.

                  C. PRODUCTS. With the written agreement of Licensor and subject to a minimum royalty (which shall be no less than twenty percent (20%) of the retail price thereof), Licensee may develop and market methodology products derived from the Intellectual Properties.

         5. INFRINGEMENT BY THIRD PARTIES. In the event the Licensee becomes aware of any infringement of the Intellectual Properties or the Licensee's use of the Intellectual Properties is challenged in writing by a third party, the Licensee shall immediately notify the Licensor, and the Licensor will take reasonable action for a Person of Licensor's age and experience. If the Licensor determines that no action to protect the Intellectual Properties is necessary, the Licensee may take any action necessary to protect its own interest, at its own expense. If it becomes advisable at any time in the sole discretion of the Licensor to modify or discontinue the use of the any mark or name and/or use one or more additional and/or substitute marks or names, and uses such additional or substitute marks and/or names, then Licensee shall modify or discontinue its use of any such mark and name, and use such additional or substitute marks and/or names, and Licensee shall be responsible for the tangible costs (such as replacing signs, logos, video tapes, printed literature, etc.) of complying with this obligation. In the event that litigation alleging that the Intellectual Properties infringe a third party's rights is instituted or threatened against the Licensee, or its sub-licensees, the Licensee shall promptly notify the Licensor and shall cooperate fully in defending or settling such litigation, which shall be conducted at the expense and direction of the Licensor.

         6.  DEFAULT AND TERMINATION.

                  A. DEFAULT NOT REQUIRING A CURE PERIOD. Licensee shall be in default, and Licensor may, at its option, by giving Licensee notice of the default immediately terminate this Agreement and all rights granted hereunder without affording Licensee any opportunity to cure the default as provided in Section 6C, if Licensee shall become insolvent or make a general assignment for the benefit of creditors; a petition in bankruptcy is filed by Licensee or such a petition is filed against and consented to by Licensee; Licensee is adjudicated bankrupt; a bill in equity or other proceeding for the appointment of a receiver of Licensee or other custodian for Licensee's business or assets is filed and consented to by Licensee; a receiver or other custodian (permanent or temporary) of Licensee's business or assets is appointed by a court of competent jurisdiction; proceedings for a conference with a committee of creditors under any state or federal law are instituted by or against Licensee; a final judgment remains unsatisfied or is of record for thirty (30) days or longer and no supersedeas bond is filed; an execution is levied against Licensee's operating business or property; or a suit to foreclose any lien, mortgage or other indebtedness against any assets of Licensee is instituted against Licensee and not dismissed within thirty (30) days; and


                  B. DEFAULT REQUIRING A CURE PERIOD. Licensee shall be in default, and Licensor may, at its option, by giving Licensee notice of default, immediately terminate this Agreement and all rights granted hereunder subject to Licensee's right to cure the default as provided in
                      Section 6C, if Licensee hereunder shall fail to remain in substantial compliance with any of the requirements of this Agreement, including any amendments or supplemental agreements thereto entered into by Licensor and Licensee, or fail to carry out this Agreement, including any amendments or supplemental agreements thereto entered into by Licensor and Licensee.

                  C.  DEFAULT REMEDIES.  Except as to default identified in
                      Section 6A, Licensee shall have thirty (30) days after receiving a written notice of default from Licensor in order to remedy any default hereunder and provide evidence of such remedy to Licensor. If a default is of such a nature that it is susceptible of a cure, and such cure is diligently pursued by Licensee, but a period in excess of thirty (30) days will be required to effect such cure, then the Licensee shall have such time as may be reasonable to effect the cure, but not exceeding sixty
                      (60) days in any event. If any default is not cured within the applicable time period, then this Agreement, at Licensor's option, shall terminate immediately without further notice to Licensee. Also, no right or remedy herein conferred upon or reserved by Licensor is exclusive of any other right or remedy provided or permitted by law or equity. The events of default and grounds for termination described herein shall be in addition to any other grounds for termination contained elsewhere in this Agreement or otherwise.

     7. INDEMNIFICATION. The parties agree that nothing in this Agreement authorizes either party to make any contract, agreement, warranty or representation on the other party's behalf, or to incur any debt or other obligation in the other party's name, and that neither party shall in any event assume liability for or be deemed liable hereunder as a result of any such action or by reason of any act or omission of the other party in the conduct of other party's business or any claim or judgment arising therefrom against the other party. Each party agrees at all times to defend at its own cost, and to indemnify and hold harmless to the fullest extent permitted by law, the other party and any permitted transferee (the parties and all such Persons hereinafter referred to collectively as "Indemnitees") from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation, or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof arises out of or is based upon any of the following: either party's infringement or alleged infringement or other violation or other alleged violation of any patent, trademark or copyright or other proprietary right owned or controlled by third parties; either party's alleged violation or breach of any contract, federal, state or local law, regulation, ruling, standard or directive of any industry standard; libel, slander or any other form of defamation by the other party; either party's alleged violation or breach of any warranty, representation, agreement or obligation in this Agreement; any acts, errors or omissions of either party or any of its directors, officers, shareholders, employees, agents, contractors, representatives, subsidiaries, affiliates and/or sub-licensees; the inaccuracy, lack of authenticity or nondisclosure of any information by any customer of either party's business; any services or products provided by either party at, from or related to the operation of its business; any services or products provided by any affiliated or nonaffiliated participating entity; any action by any customer of either party's business; and, any damage to the property of either party, their agents or employees, or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages, or liabilities were actually or allegedly caused wholly or in part through the active or passive negligence of the other party or any of its agents or employees.

     8.  MISCELLANEOUS.

                  A. GOVERNING LAW. This Agreement shall be interpreted and construed under the laws of The Commonwealth of Massachusetts, which law shall govern in the event of conflict of laws, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C.
                      Section 1051 et seq.).

                  B. REMEDY. No right or remedy conferred upon or reserved by the Licensor or the Licensee by this Agreement is intended and it shall not be deemed to be exclusive of any other right or remedy provided or permitted herein, by law or at equity, but each right or remedy shall be cumulative of every other right or remedy.

                  C. INJUNCTIVE RELIEF. Nothing herein contained shall bar the Licensor's or Licensee's right to obtain injunctive relief against threatened conduct that will cause either loss or damage under usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

                  D. ASSIGNMENT. Except as set forth in Section I, Licensee shall not assign, encumber, or otherwise Transfer the License established hereby or its rights and obligations under this Agreement without the prior written consent of Licensor. However, Licensor shall not unreasonably withhold consent to any such assignment incidental to any merger, consolidation, purchase of substantially all of the assets or reorganization of Licensee provided that the successor or surviving entity is, in Licensor's opinion, qualified to perform Licensee's obligations hereunder. For the purposes of the foregoing sentence, EVP Acquisition Corporation, a Georgia corporation ("Merger Sub") that is a wholly-owned subsidiary of Brainworks Ventures, Inc., a Nevada corporation ("Brainworks"), each with is principal place of business at 101 Marietta Street, Atlanta, GA 30309, shall each be an approved successor by merger to the rights and obligations of Licensee hereunder, provided that upon completion of any such merger such successor executes the form of "acknowledgement of successor" following the execution page hereof and Licensor consents to the assignment by operation of law to Merger Sub and Brainworks of the license established hereby and the Licensee's rights and obligations under this Agreement. Further, Licensee may sub-license its rights hereunder to sub-licensees, as long as any such sub-licensee agreement is consistent with the provisions contained herein. Licensor may assign this Agreement or any rights it may own without the consent of Licensee. Licensee shall provide a copy of each sub-license agreement to Licensor promptly after the execution of any such agreements.

                  E. ENTIRE AGREEMENT. This Agreement and any other documents executed contemporaneously herewith constitute the entire, full and complete agreement between the parties with respect to the subject matter expressed herein. It supersedes and cancels any prior oral or written indications, undertakings, understandings, agreements, or negotiations concerning the subject matter of this Agreement. No amendment to, or change of, or variance from this Agreement shall be binding on the parties hereto unless mutually agreed to by the parties and executed by themselves or their authorized officers or agents in writing.

                  F. SEVERABILITY. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement shall be considered severable, and, if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court, arbitrator or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement; provided, however, that if the Licensor or Licensee determines that such finding of invalidity or illegality adversely affects the basic consideration of this Agreement, the Licensor, or Licensee, at its option, may terminate this Agreement.

                  G. NO WAIVER. No failure of either party to exercise any power reserved to it by this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of the other party's right to demand compliance with any of the terms herein. The failure of any party to exercise any right or option given to it by or to insist upon strict adherence to the terms of this Agreement, shall not constitute a waiver of any terms or conditions contained herein with respect to any other or subsequent breach.

                  H. NOTICE. Any notice, payment or statement required by this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, to the address indicated in the first paragraph of this Agreement, and shall be effective as of earlier of the date delivered or seven (7) days after placed in the U.S. Mail, properly addressed and containing the proper postage. Either party may designate a different address by written notice to the other party.

                  I. CONTENTS OF AGREEMENT; PARTIES IN INTEREST. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall not be changed or terminated orally. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         9. ARBITRATION. All disputes between the parties and any claim by either party that cannot be amicably settled, other than claims solely for injunctive relief, shall be determined solely and exclusively by arbitration in Boston, Massachusetts, under the expedited commercial rules of the American Arbitration Association. The opinions and recommendations of the Arbitrator, including whatever allocation of expenses and attorneys' fees the Arbitrator deems equitable, shall be binding on the parties and judgment upon the award rendered by the Arbitrator may be entered in any court of competent jurisdiction.

         Notwithstanding any provision of this Section 9, either party may, at its option, institute an action for temporary, preliminary injunctive relief or seek any other equitable relief against the other party in addition to the other rights and remedies provided herein.

         10. SURVIVAL. It is agreed by the parties that whatever performance by a party is contemplated to extend beyond the termination of this Agreement, such performance obligation shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this License Agreement as an agreement under seal, on the day and year first above written.

                                             LICENSOR:

                                             /s/ Robert H. Cawly
                                             --------------------------------
                                             Robert H. Cawly

                                             LICENSEE:

                                             EXECUTIVE VENTURE PARTNERS, LTD.

                                             By: /s/ Robert H. Cawly
                                                ------------------------------
                                                Robert H. Cawly, President

                          ACKNOWLEDGEMENT OF SUCCESSOR
                          ----------------------------


The undersigned represents to Licensor that (a) it has read the foregoing Amended and Restated License Agreement, (b) it is the successor by operation of law to the Licensee originally named herein, (c) it has reviewed and understands all the terms and provisions of the Amended and Restated License Agreement, and (d) it assumes and will perform the obligations of the Licensee set forth herein.


                                        SUCCESSOR LICENSEE


                                        EXECUTIVE VENTURE PARTNERS, INC.
                                        --------------------------------------
                                        Name



                                        By: /s/ Robert DeN. Cope
                                            ----------------------------------
                                            Robert DeN. Cope
                                            Its: Vice President

                                   SCHEDULE I
                             BUSINESS VALUE PROFILE


A NEW WAY OF THINKING

BrainWorks Ventures is an investment growth and asset management company focused on developing a portfolio of highly attractive business ventures. In contrast to other venture capital firms, BrainWorks' business model is centered on an "asset flow" concept versus the traditional "deal flow" model. While deal flow is the essential lifeblood of any investment strategy, BrainWorks' differentiation is a front-end proprietary "asset flow" process that provides a highly attractive and more selective deal flow. This means lower risk, less time spent with work out situations, and more focus on the growth companies.

FOLLOW THE ASSETS

"Asset flow" is defined as the movement of assets into a market, supply chain and within a company. The focus is on identifying and nurturing yield producing assets and taking them to market. We assist start up, intermediate and established global companies take assets to market by obtaining "credible mass" as a prerequisite to making subsequent investments need to obtain "critical mass." Credible mass is proving the viability of the business model or asset in the market place with customers. Whereas, critical mass is the deployment of sufficient resources, practices and capabilities to implement and sustain the business goals.

The very definition of "asset flow" means an expanded view of the market and how value is created. BrainWorks' business model reflects this reality by not just focusing on traditional investment and asset management functions. BrainWorks has targeting selected academic research and corporate venturing as two major "asset sources" to increase the quality of deal flow and investment opportunities. An Innovation Lab has been established to work with both entrepreneurs and corporate value managers to identify and leverage value opportunities.

EXPERIENCED VALUE MAKERS

BrainWorks employs a select set of executive partners that offer advice, strategy and recommendations on how asset portfolios can create sustained profitable operations and stock accreation for our clients and a source of deal flow for our investment consideration.

Executive Venture Partners (EVP) specializes in the development and implementation of asset valuation strategies primarily focused on assisting companies develop a Corporate Venturing function. This is a nascent function that has not been fully developed as it is typically scattered among a number of isolated functions and advisors. For example, our research indicates that internal coordination of M&A, strategic planning, technology investments and product development are seldom done well. The result is that there are significant portfolios of assets that have accumulated within a company that are not exploited to their fullest value. More importantly, the amount of investment that is put at risk because of redundant, overlapping or unwise ventures is very high. The payback of a Corporate Venturing function can be justified on this alone, not even accounting for the lost value opportunities on the assets that lay fallow.

                                   SCHEDULE I
                             BUSINESS VALUE PROFILE


CORPORATE VENTURING FOCUS

A well-defined Corporate Venturing function can reduce investment risk and maximize the value of assets that may be dormant or not performing at their fullest value. Typical asset portfolios that are undervalued include; IT projects applications, emerging technologies, product development, customers/suppliers, venture investments and specific business units. A Corporate Venture strategy is a high yield, value opportunity for a company looking to increase it shareholder value. If done properly, many companies have found this to be a very attractive and compelling value opportunity.

However, BrainWorks believes that there is not a single company focusing on this problem today....the investment bankers deal with M&A and investments, the strategy consultants deal with M&A and product development, and system integrators deal with the projects, applications and technologies. The goals of each of these firms are not to maximize the value of each of these portfolios.

VENTURE SOURCING PROCESS

That is the role that BrainWorks plays using its proprietary Venture Sourcing methodology. The methodology enables BrainWorks' business model by more effectively addressing the inherent uncertainty and risk associated with venture investments. The methodology provides the framework for our clients to establish consistent, repeatable and measurable business practices relative to investment and asset management. This process is initiated by an Executive Workshop that presents the Venture Sourcing process, quantifies our value proposition, illustrates examples for each asset portfolio, quantifies the potential value to the client, and seeks a commitment to proceed. The process is comprised of three distinct workshops that can be conducted for each portfolio of assets or individual value opportunity.

The Opportunity Workshop               The Business Workshop                  The "Go to Market" Workshop
------------------------               ---------------------                  ---------------------------
Define Asset Opportunities            Develop Asset Value Strategy              Prepare Go-to-Market Plan
Assess Opportunities & Risks        Define Business Model & Strategies      Launch Plan to Achieve Credible Mass
                                         Prepare Business Plan

"Assess the Opportunity"            "Preparing the Business Plan"                "Achieving Credible Mass"

THE OPPORTUNITY WORKSHOP

This first phase of this workshop is focused on identifying the portfolio of assets that may have potential value to be realized within the company's existing business mode, or by looking at new channels, models and structures. Depending on the portfolio of assets evaluated, of the inventory of assets from multiple portfolios, an asset strategy will be develop based on where that asset is ranked in the portfolio.

Once this ranking in approved, the appropriate asset strategy will be deployed. In the Venture Sourcing Process, there are four key strategies:

1) Asset Origination deals with the process of developing, refining or bettering the asset's productive use value so that it can be leveraged,

                                   SCHEDULE I
                             BUSINESS VALUE PROFILE


2) Asset Leverage is deploying the asset to realize the value associated with its productive use in a business model which involves supply and demand of consumers and producers in a value chain,

3) Asset Appreciation deals with the concept of "holding value" whereby the asset increases in value or is held to more favorable market conditions exist to realize the asset value,

4) Asset Arbitrage deals with the buying, selling, trading, and licensing of assets so that their productive value can be leveraged in another business model, industry or market.

The end result of this workshop is an asset portfolio assessment of the individual assets, ranked by opportunity and a preliminary asset value strategy. For this workshop we will develop the appropriate examples for each asset portfolios.... IT Projects, Applications, Emerging Technologies, Products &
Services, Customers/Suppliers, Investments and Business Units.

THE BUSINESS WORKSHOP

The goal is to define a viable business model, agree on the key strategies, prepare a pro-forma financial plan, and identify the management team to drive it. For each asset, it entails building scenarios to assess the potential value in specific markets and demand situations. Based on the selected market scenario, we define the most attractive business models and strategies to leverage the value of the asset.

The focus is on detailing the asset value strategies defined in the opportunity workshop using a concept credible mass. Credible mass is proving the viability of the business model or asset in the market place with customers.

The customer/market problem is defined, the value of the asset to meet that problem is assessed, and a value proposition profiled to communicate the value of the products and services derived from the asset. A customer value proposition is then prepared to demonstrate how the asset meets their needs. Also, a profile of competitors or potential partners, channel and distribution alternatives and the barriers and cost of market entry are defined.

THE "GO TO MARKET " WORKSHOP

This workshop is designed to develop plans to take the asset to market. This plan must reflect the state of the asset, whether it needs productization, more investment or development of a business model and entity for its leverage. Specifically, an operations plan is developed that specifies the Best Actions for Value based on the particular circumstances related to that asset. EVP's client executives not only help in developing and refining your plan, but also will assist in getting the asset to market.

                                   SCHEDULE I
                             BUSINESS VALUE PROFILE


BASE METHODS AND PRACTITIONERS METHODS

In creating the Value Sourcing methodology, there are two major methodology repositories of intellectual property that will be used as the derivative source. The base methods embodied a number of proprietary concepts that explicitly defined the look, feel and substance of all derivative works. Among them, but not limited to, are these concepts:

                 The Essentials of Relationship Management
                 The Laws of Expectations Management
                 The Laws of Value Management
                 Goal Definition Workbook
                 Business Value Framework
                 Economic Value Sourced (EVS)
                 The Performance Framework
                 Best Actions to Best Practices
                 The Solution Planning Framework
                 The Solution Planning Guide
                 The Value/Change Process
                 The Value Playbook
                 The Value Calculator

The Practitioners' Methods Guide reflects all of the above components and is the body of work that contains the proprietary information on how to actually build derivative work products.